EXHIBIT 10.32

FIRST AMENDMENT TO CONSULTING SERVICES AGREEMENT

This First Amendment to Consulting Services Agreement (this “Amendment”), dated October 5, 2006, is made and entered into by and among Venture Catalyst Incorporated, a Utah corporation (“Company”), and VCAT, LLC, a Delaware limited liability company (“Vendor”).

WHEREAS, the Company and Vendor are parties to that certain Consulting Services Agreement, dated August 25, 2006 (the “Consulting Services Agreement”).

WHEREAS, the parties desire to amend the Consulting Services Agreement in order to clarify that Vendor and its employees, when performing services under the Consulting Services Agreement, shall be performing services directly for the Company and its Affiliates and not for the Company’s customers.

NOW, THEREFORE, in consideration of the foregoing recitals, the parties hereby agree as follows:

1. The Consulting Services Agreement is hereby amended by the addition of the following as a new Section 2.8 to the Consulting Services Agreement:

“Section 2.8 Scope of Services. Notwithstanding any provision of this Agreement to the contrary:

(a) All services provided by Vendor pursuant to this Agreement shall be provided directly to the Company or its Affiliates and not to any customer of the Company or its Affiliates;

(b) Neither the Vendor nor its employees shall have any operating authority with respect to the business of the Company or its Affiliates and neither the Vendor nor its employees shall have any power or authority to enter into any contract on behalf of the Company or its Affiliates; and

(c) Neither the Vendor nor its employees shall provide services to any customer of the Company or its Affiliates.”

2. Except as amended by this Amendment, the provisions of the Consulting Services Agreement shall continue for all purposes without interruption and the Consulting Services Agreement shall remain in full force and effect.

3. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

4. This Amendment may be executed in one or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts when taken together will constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed and delivered as of the date set forth above.

VENDOR		COMPANY

VCAT, LLC,		VENTURE CATALYST INCORPORATED,
a Delaware limited liability company		a Utah corporation

By:	/s/ L. DONALD SPEER, II	By:	/s/ GREG SHAY
Name:	L. Donald Speer, II	Name:	Greg Shay
Title:	Manager	Title:	President and CEO

Date:	October 4, 2006	Date:	October 4, 2006

ACKNOWLEDGED AND AGREED TO:

IGT, a Nevada corporation

By:	/s/ THOMAS J. MATTHEWS
Name:	Thomas J. Matthews
Title:	President

Date:	October 5, 2006

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